                              ACQUISITION AGREEMENT

                                   dated as of

                                 April 30, 1996

                                  by and among

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                              AIMCO SOMERSET, INC.

                             AIMCO PROPERTIES, L.P.

                               SOMERSET REIT, INC.

                                RJ HOLDINGS, LTD.

                            SOMERSET PAM PARTNERSHIP

                                       and

                                RJ EQUITIES, INC.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                    ARTICLE I
                                   THE MERGER

1.1  Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2  Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . .  2
1.3  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.4  Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.5  Articles of Incorporation and By-Laws . . . . . . . . . . . . . . . . .  3
1.6  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.7  Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.8  Conversion of Capital Stock . . . . . . . . . . . . . . . . . . . . . .  3
1.9  Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . . . .  4
1.10 Closing of Transfer Books . . . . . . . . . . . . . . . . . . . . . . .  5

                                   ARTICLE II
                      CONTRIBUTION OF PARTNERSHIP INTERESTS

2.1  Agreement To Contribute and To Accept Contribution. . . . . . . . . . .  6
2.2  Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
2.3  Partnership Agreement Approvals . . . . . . . . . . . . . . . . . . . .  7

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.2  Somerset Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.3  Authority Relative to this Agreement. . . . . . . . . . . . . . . . . .  8
3.4  Adverse Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.5  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.6  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.7  Foreign Investment In Real Property Tax Act . . . . . . . . . . . . . .  9
3.8  Tax Advice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
3.9  Investment Representations. . . . . . . . . . . . . . . . . . . . . . .  9

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF THE
                            MANAGING GENERAL PARTNER

4.1  Organization and Qualification. . . . . . . . . . . . . . . . . . . . . 10
4.2  Somerset Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                                                                           Page
                                                                           ----
4.3  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF SOMERSET REIT

5.1  Organization and Qualification. . . . . . . . . . . . . . . . . . . . . 11
5.2  Board Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
5.3  Organizational Documents. . . . . . . . . . . . . . . . . . . . . . . . 11
5.4  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
5.5  Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
5.6  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
5.7  Stock PPM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
5.8  Foreign Investment In Real Property Tax Act . . . . . . . . . . . . . . 12
5.9  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

6.1  Organization and Qualification. . . . . . . . . . . . . . . . . . . . . 13
6.2  Authority Relative to this Agreement. . . . . . . . . . . . . . . . . . 13
6.3  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
6.4  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

                                   ARTICLE VII
                                    COVENANTS

7.1  Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . 14
7.2  Shareholder Approvals . . . . . . . . . . . . . . . . . . . . . . . . . 15
7.3  Stock PPM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
7.4  Compliance With Securities Laws . . . . . . . . . . . . . . . . . . . . 15
7.5  Execution of Registration Rights Agreements . . . . . . . . . . . . . . 16
7.6  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . 16
7.7  Payment of Disposition Fee. . . . . . . . . . . . . . . . . . . . . . . 16
7.8  Determination of Net Working Capital. . . . . . . . . . . . . . . . . . 16
7.9  Further Action, Reasonable Efforts. . . . . . . . . . . . . . . . . . . 16
7.10 Conduct of Business of Somerset REIT Pending the Merger . . . . . . . . 17
7.11 Dividends and Distributions . . . . . . . . . . . . . . . . . . . . . . 17
7.12 Access to Books and Records . . . . . . . . . . . . . . . . . . . . . . 18
7.13 Tax-Free Reorganization . . . . . . . . . . . . . . . . . . . . . . . . 18
7.14 Tax Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
7.15 Amendment of Partnership Agreement. . . . . . . . . . . . . . . . . . . 19
7.16 Financial Statements of Somerset REIT . . . . . . . . . . . . . . . . . 19

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

                                                                           Page
                                                                           ----
8.1   Conditions to Each Party's Obligation to Effect the Merger and
      the Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
8.2   Conditions to Obligations of the Buyers to Effect the Merger and
      the Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
8.3   Conditions to Obligations of the Sellers to Effect the Merger and
      the Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                   ARTICLE IX
                        TERMINATION, WAIVER AND AMENDMENT

9.1   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
9.2   Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . 24
9.3   Amendment or Supplement. . . . . . . . . . . . . . . . . . . . . . . . 24
9.4   Extension of Time, Waiver, Etc.  . . . . . . . . . . . . . . . . . . . 25

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
10.2  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
10.3  Modification; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . 25
10.4  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
10.5  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
10.6  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.7  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.8  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.9  Successors and Assigns; Third Parties. . . . . . . . . . . . . . . . . 27
10.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.11 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.12 Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.13 Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
10.14 Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
10.15 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
10.16 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
10.17 Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SCHEDULE A     Description of the Property . . . . . . . . . . . . . . . . . 31
SCHEDULE B     Somerset Utah, L.P. Partnership Interests . . . . . . . . . . 33
SCHEDULE C     Tax Returns of Somerset REIT. . . . . . . . . . . . . . . . . 34

EXHIBIT A     Investor Questionnaire. . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B     Investor Certificate. . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C-1   Shareholder Registration Rights Agreement . . . . . . . . . C-1-1
EXHIBIT C-2   Unitholder Registration Rights Agreement. . . . . . . . . . C-2-1
EXHIBIT D-1   Assignment and Assumption of Partnership Interest (Sellers) D-1-1
EXHIBIT D-2   Assignment and Assumption of Partnership Interest
              (Contributing Partners) . . . . . . . . . . . . . . . . . . D-2-1
EXHIBIT E     Acknowledgment and Acceptance of Admission of
              Limited Partner . . . . . . . . . . . . . . . . . . . . . .   E-1

                              ACQUISITION AGREEMENT

          ACQUISITION AGREEMENT (the "AGREEMENT"), dated as of April 30, 1996, by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), AIMCO Somerset, Inc., a Florida corporation ("AIMCO QRS"), AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP" and, together with AIMCO and AIMCO QRS, the "BUYERS"), Somerset REIT, Inc., a Florida corporation ("SOMERSET REIT"), RJ Holdings, Ltd., a Florida limited partnership (the "SPECIAL LIMITED PARTNER"), Somerset PAM Partnership, a Colorado general partnership (the "MANAGING GENERAL PARTNER"), and RJ Equities, Inc., a Florida corporation (the "CORPORATE GENERAL PARTNER" and, together with Somerset REIT, the Special Limited Partner and the Managing General Partner, collectively, the "SELLERS").

          WHEREAS, all of the Sellers are partners of Somerset Utah, L.P., a Colorado limited partnership (such limited partnership, "SOMERSET LP");

          WHEREAS, Somerset LP is the owner of that certain apartment property located in Salt Lake City, Utah known as Somerset Village, as more particularly described in SCHEDULE A hereto (the "PROPERTY"); and

          WHEREAS, the Boards of Directors of AIMCO QRS and Somerset REIT have determined that the merger of AIMCO QRS with and into Somerset REIT on the terms set forth in this Agreement (the "MERGER"), with Somerset REIT surviving as a wholly owned subsidiary of AIMCO, is advisable and in the best interests of their respective corporations and shareholders and have approved this Agreement;


          WHEREAS, the parties hereto intend that the Merger will qualify as a tax- free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and in furtherance of that intent, that certain of the shareholders of Somerset REIT will execute certain documents regarding their holding of the shares of Class A Common Stock, par value $.01 per share (the "AIMCO STOCK"), of AIMCO to be received in the Merger; and

          WHEREAS, immediately after the Merger is consummated, the Special Limited Partner, the Managing General Partner and the Corporate General Partner desire to contribute, and provide for the Class B Limited Partners of Somerset LP (the "CLASS B LIMITED PARTNERS" and, together with the Sellers, the "PARTNERS") to contribute, their respective partnership interests in Somerset LP, as set forth on SCHEDULE B hereto (with respect to each Partner, such Partner's "SOMERSET INTEREST"), to AIMCO OP in exchange for units of limited partnership interest in AIMCO OP ("OP UNITS"), cash or a combination thereof, and AIMCO OP desires to accept such contributions in exchange for such consideration.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

          1.1 MERGER. Upon the terms and subject to the conditions of this Agreement, as of the Effective Time (as defined in Section 1.2), in accordance with the Florida Business Corporation Act, as amended (the "FBCA"), AIMCO QRS shall be merged with and into Somerset REIT. Following the Merger, Somerset REIT shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION") and the separate corporate existence of AIMCO QRS shall cease.

          1.2 EFFECTIVE TIME OF THE MERGER. Upon the terms and subject to the conditions hereof, articles of merger (the "ARTICLES OF MERGER") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Department of State of the State of Florida for filing on the Closing Date (as defined in Section 1.3). The Merger shall become effective as of the date and at such time (the "EFFECTIVE TIME") as the Articles of Merger pursuant to Section 607.1105 of the FBCA and any other documents necessary to effect the Merger in accordance with the FBCA are filed with the Department of State of the State of Florida and become effective.

          1.3 CLOSING. Subject to the satisfaction or waiver of all the conditions to closing contained in Article VIII, the closing of the Merger shall take place at 10:00 a.m., Los Angeles time, on a date to be specified by the parties, which shall be no later than the fifth Business Day (as defined below) after the satisfaction or waiver of the conditions contained in Article VIII, at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California 90071, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the closing of the Merger and the subsequent closing of the Contribution (as defined in Section 2.2) (collectively, the "CLOSING") occur is referred to herein as the "CLOSING DATE." "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Los Angeles are not required to be open.

          1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of AIMCO QRS and Somerset REIT shall vest in the Surviving Corporation, and all debts, liabilities and duties of AIMCO QRS and Somerset REIT shall become the debts, liabilities and duties of the Surviving Corporation.

          1.5       ARTICLES OF INCORPORATION AND BY-LAWS.

               (a) ARTICLES OF INCORPORATION. The Articles of Incorporation of AIMCO QRS in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

               (b) BY-LAWS. The By-Laws of AIMCO QRS in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

          1.6 DIRECTORS. The directors of AIMCO QRS at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

          1.7 OFFICERS. The officers of AIMCO QRS at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

          1.8 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share (the "SOMERSET STOCK"), of Somerset REIT, or of the holder of any shares of capital stock of AIMCO QRS:

               (a) CAPITAL STOCK OF AIMCO QRS. Each issued and outstanding share of common stock, par value $.01 per share, of AIMCO QRS shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

               (b) CANCELLATION OF TREASURY STOCK. All shares of Somerset Stock that are owned by Somerset REIT as treasury stock shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

               (c) EXCHANGE RATIO FOR SOMERSET STOCK. Each issued and outstanding share of Somerset Stock (other than shares to be cancelled in accordance with Section 1.8(b)) shall be converted into the right to receive a number of shares of AIMCO Stock equal to (i) the Merger Consideration (as defined below), DIVIDED by (ii) the aggregate number of shares of Somerset Stock issued and outstanding immediately prior to the Effective Time; provided, however, that AIMCO may, at its option, pay cash in lieu of issuing any fractional shares of AIMCO Stock (based on a price of $20.50 per share of AIMCO Stock). All such shares of Somerset Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "CERTIFICATE") that, immediately prior to the

Effective Time, represented outstanding shares of Somerset Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such Certificate, the shares of AIMCO Stock to which such holder is entitled pursuant to this Section 1.8(c), each as represented by one or more certificates to be issued or paid in consideration therefor in accordance with Section 1.9, without interest.

               (d) "MERGER CONSIDERATION" shall mean a number of shares of AIMCO stock equal to (i) the sum of (A) $4,490,000, PLUS (B) the product of (x) the Net Equity Value (as defined below), MULTIPLIED by (y) Somerset REIT's 70% interest in Somerset LP, DIVIDED by (ii) $20.50.

               (e) "NET EQUITY VALUE" shall mean the sum of (i) $17,410,000, MINUS (ii) the Subordinated Disposition Fee referred to in Section 6.9.5 of the Partnership Agreement of Somerset LP, which is equal to $328,500 (the "SUBORDINATED DISPOSITION FEE"), PLUS (iii) the Net Working Capital (as defined in Section 7.8), MINUS (iv) the amount outstanding as of the Closing Date under that certain Amended and Restated Promissory Note, dated as of September 1, 1993, made by Somerset LP in favor of the Mortgagee (as defined in Section 8.2) in the original principal amount of $13,200,000.

          1.9       EXCHANGE OF CERTIFICATES.

               (a) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, AIMCO shall mail to each holder of record of Somerset Stock immediately prior to the Effective Time whose shares were converted, pursuant to Section 1.8, into AIMCO Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to AIMCO and shall be in such form and have such other customary provisions as AIMCO may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing AIMCO Stock which such holder has the right to receive pursuant to the provisions of this Article
I. Upon surrender of a Certificate for cancellation to AIMCO or to such other agent or agents as may be appointed by AIMCO, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of shares of AIMCO Stock which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Somerset Stock which is not registered in the transfer records of Somerset REIT, certificates representing the proper number of shares of AIMCO Stock may be issued to a transferee if the Certificate representing such shares of Somerset Stock is presented to AIMCO, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive upon such surrender certificates representing the shares of AIMCO Stock, as contemplated by this Section 1.9.

               (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SOMERSET STOCK. No dividends or other distributions declared or made after the Effective Time with respect to shares of AIMCO Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of AIMCO Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing shares of AIMCO Stock issued in exchange therefor, without interest, (i) at the later of
(A) the time of such surrender and (B) the sixth day following the Effective Time, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of AIMCO Stock, and (ii) if the payment date for any dividend or distribution payable with respect to such shares of AIMCO Stock has not occurred prior to the surrender of such Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Certificate.

               (c) NO FURTHER OWNERSHIP RIGHTS IN SOMERSET STOCK. All shares of AIMCO Stock issued upon the surrender for exchange of shares of Somerset Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Somerset Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Somerset REIT on such shares of Somerset Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Somerset Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for shares of AIMCO Stock, as provided in this Article I.

          1.10 CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Somerset REIT shall be closed and no transfer of shares of Somerset Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to AIMCO, they shall be cancelled and exchanged for shares of AIMCO Stock, together with any dividends or distributions with respect to shares of AIMCO Stock, as provided in this Article I.

                                   ARTICLE II

                      CONTRIBUTION OF PARTNERSHIP INTERESTS

          2.1 AGREEMENT TO CONTRIBUTE AND TO ACCEPT CONTRIBUTION. Effective immediately after the Effective Time, upon the terms and conditions set forth herein, each of the Sellers other than Somerset REIT hereby agrees to contribute and convey to AIMCO OP, and AIMCO OP agrees to accept from each such Seller and from each other Partner (a "CONTRIBUTING PARTNER") who has agreed to contribute and convey to AIMCO OP, such Partner's Somerset Interest, including as to each Somerset Interest, without limitation, (i) all of such Partner's interest in the capital of Somerset LP and such Partner's interest in all profits and distributions of any kind to which such Partner shall at any time be entitled in respect of its Somerset Interest; (ii) all other payments, if any, due or to become due to such Partner in respect of such Partner's Somerset Interest, under or arising out of the Partnership Agreement of Somerset LP, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of such Partner's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement of Somerset LP or such Partner's ownership of its Somerset Interest; and (iv) all present and future claims, if any, of such Partner against Somerset LP or its general partners under or arising out of the Partnership Agreement of Somerset LP for monies loaned or advanced, for services rendered or otherwise.

          2.2 CONSIDERATION. In exchange for such contributions of Somerset Interests, at the Closing, AIMCO OP shall deliver to each of the Sellers (other than Somerset REIT) and each Contributing Partner:

               (a) OP Units in an amount equal to (i) the product of (A) the Net Equity Value, MULTIPLIED by (B) such Partner's Somerset Interest (such product being such Partner's "CONTRIBUTION VALUE"), DIVIDED by (ii) $20.50 (and rounded to the nearest whole number), or such lesser amount as may be requested by such Partner; provided, that such Partner has delivered to AIMCO OP, at least two business days prior to the Closing Date, (x) a written instrument in the form of EXHIBIT A hereto (an "INVESTOR QUESTIONNAIRE"), completed to the satisfaction of AIMCO OP, indicating that such Partner is an Accredited Investor, as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (y) a written instrument in the form of EXHIBIT B hereto (an "INVESTOR CERTIFICATE"), completed to the satisfaction of AIMCO, requesting delivery of OP Units to such Partner at the Closing; and

               (b) a check payable in next-day funds to the order of such Partner in an amount equal to (i) such Partner's Contribution Value, MINUS (ii) the product of (A) the number of OP Units issued to such Partner pursuant to clause (a) of this Section 2.2, MULTIPLIED by (B) $20.50.

The contribution, conveyance and acceptance of Somerset Interests in exchange for OP Units or cash pursuant to this Article II is herein referred to as the "CONTRIBUTION." Notwithstanding anything to the contrary contained in this
Section 2.2, the amount of consideration delivered to any Partner pursuant to this Section, whether in the form of OP Units or cash or a combination thereof, shall be net of any Taxes (as defined in Section 5.9(a)), that are required by law to be withheld by AIMCO OP, including, without limitation, if such Partner fails to deliver a FIRPTA Certificate (as defined in Section 7.14 hereof).

          2.3 PARTNERSHIP AGREEMENT APPROVALS. For purposes of the Partnership Agreement of Somerset LP, each of the Sellers hereby approves and consents to the Merger, the Contribution and all of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

               (a) Somerset REIT hereby consents to the admission of AIMCO OP as a general partner of Somerset LP.

               (b) The Corporate General Partner hereby (i) approves and consents to the contribution of the Managing General Partner's Somerset Interest to AIMCO OP, (ii) agrees that, notwithstanding Section 6.3.2(b) of the Partnership Agreement of Somerset LP, AIMCO OP may serve as the general partner in partnerships in which the Corporate General Partner is not also a general partner, (iii) approves and consents to the contribution of Somerset Interests to AIMCO OP pursuant to this Agreement, and (iv) approves and consents to the admission of AIMCO OP as a general partner of Somerset LP.

               (c) The Managing General Partner hereby (i) approves and consents to the contribution of Somerset Interests to AIMCO OP pursuant to this Agreement, and (ii) approves and consents to the admission of AIMCO OP as a general partner of Somerset LP.

               (d) The Special Limited Partner hereby approves and consents to the admission of AIMCO OP as a general partner of Somerset LP.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each of the Sellers hereby represents and warrants to the Buyers as follows:

          3.1 ORGANIZATION. If such Seller is a corporation, partnership, trust, limited liability company or other legal organization, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          3.2 SOMERSET OWNERSHIP. SCHEDULE B accurately sets forth such Seller's ownership interest in Somerset LP.

          3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Seller has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, in the case of Somerset REIT, the adoption of this Agreement and approval of the Merger by holders of a majority of the outstanding shares of Somerset Stock. This Agreement has been duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          3.4 ADVERSE CLAIMS. The Somerset Interest owned by such Seller is owned free and clear of all security interests, liens, adverse claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

          3.5 LITIGATION. Such Seller has not received notice of any action, suit or proceeding before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to such Seller's knowledge, threatened, against or affecting all or any portion of the Property or such Seller's Somerset Interest and, to its knowledge, there is no basis for any such action. There are no actions, suits or proceedings pending, contemplated or threatened in connection with all or any portion of the Property or such Seller's Somerset Interest. Such Seller has not received notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending, or, to its knowledge, threatened, against Somerset LP or such Seller.

          3.6 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument or agreement, oral or written, to which such Seller is a party or by which such Seller is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over such Seller.

          3.7 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. Such Seller is not (and each of its shareholders or partners, if any, is not and at all times since its formation has not been) a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate within the meaning of Section 1445 of the Code.

          3.8 TAX ADVICE. Such Seller has been advised by counsel of its own selection with respect to this Agreement and the tax implications of the transactions contemplated hereby.

          3.9 INVESTMENT REPRESENTATIONS. If such Seller has elected, or will elect, to receive OP Units pursuant to Section 2.2:

               (a) Such Seller is an "Accredited Investor," as such term is defined in Regulation D under the Securities Act (an "ACCREDITED INVESTOR").

               (b) Such Seller has received and reviewed AIMCO OP's Private Placement Memorandum, dated April 5, 1996, relating to OP Units.

               (c) Such Seller has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of representatives of AIMCO OP and AIMCO, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of OP Units.

               (d) Such Seller acknowledges that the OP Units that will be acquired pursuant to this Agreement are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the OP Units, and any AIMCO Stock that may be issued in exchange for OP Units tendered for redemption, have not been, and may never be, registered under the Securities Act.

               (e) Such Seller agrees not to offer, sell, transfer or otherwise dispose of the OP Units, or any AIMCO Stock issued in exchange for OP Units tendered for redemption, in the absence of registration under the Securities Act unless it delivers to AIMCO OP and AIMCO an opinion of counsel reasonably satisfactory to AIMCO OP and AIMCO, in form and substance satisfactory to AIMCO OP and AIMCO, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws.

               (f) Such Seller acknowledges that the OP Units, and any AIMCO Stock issued in exchange for OP Units tendered for redemption, will be in the form of physical certificates and that, unless and until such OP Units or AIMCO Stock shall have been registered under the Securities Act, the certificates will bear a legend to the following effect:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

               (g) Such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the OP Units and is able to bear the economic risk of a loss of an investment in the OP Units and is not acquiring any OP Units with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF THE
                            MANAGING GENERAL PARTNER

          In addition to the representations and warranties set forth in Article III, the Managing General Partner hereby represents and warrants to the Buyers as follows:

          4.1 ORGANIZATION AND QUALIFICATION. Somerset LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado, with its principal place of business in the State of Utah, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Somerset LP is duly qualified or licensed as a foreign limited partnership in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary, including the State of Utah.

          4.2 SOMERSET OWNERSHIP. SCHEDULE B contains a complete and correct list of all of the general and limited partners of Somerset LP and the ownership interest of each partner in Somerset LP.

          4.3  TAX MATTERS.

               (a) Somerset LP has at all times since its formation been classified for U.S. Federal income tax purposes as a partnership and not as an association taxable as a corporation.

               (b) Somerset LP is not, and at no time since its formation has it been, a "publicly traded partnership" within the meaning of Section 7704 of the Code. Somerset LP holds no material assets other than its interest in the Property.

               (c) Somerset LP has completed and delivered to the Buyers a tax due diligence questionnaire with respect to the Property, and the responses thereto are true, correct and complete.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF SOMERSET REIT

          In addition to the representations and warranties set forth in Article III, Somerset REIT hereby represents and warrants to the Buyers as follows:

          5.1 ORGANIZATION AND QUALIFICATION. Somerset REIT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, with its principal place of business in the State of Utah, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Neither the ownership of its properties or assets nor the nature of its business requires that it be qualified to do business in any jurisdiction other than the State of Utah, where it is so qualified.

          5.2 BOARD APPROVAL. The Board of Directors of Somerset REIT has approved this Agreement and the Merger, and Somerset REIT has delivered to AIMCO a certificate executed by the Secretary of Somerset REIT certifying to such effect.

          5.3 ORGANIZATIONAL DOCUMENTS. Somerset REIT has delivered to AIMCO a complete and correct copy of its articles of incorporation and by-laws, and it is not in violation of its articles of incorporation or bylaws.

          5.4  CAPITALIZATION.  The authorized capital stock of Somerset
REIT consists of 500 shares of Somerset Stock. The only shares of capital stock of the Company issued and outstanding are 112.25 shares of Somerset Stock. All of such shares of Somerset Stock have been validly issued, are fully paid and nonassessable, and have been issued in full compliance with all Federal and state securities laws. None of such shares of Somerset Stock has been issued in violation of, or is subject to, any preemptive, subscription or other similar rights. There are no outstanding subscriptions, options, rights, warrants, convertible or exchangeable securities, phantom equity, or other agreements or commitments which obligate Somerset REIT to issue or to transfer from treasury any additional shares of its capital stock. There are no direct or indirect subsidiaries of Somerset REIT or other entities in which Somerset REIT has an equity or other ownership interest. Somerset REIT has no outstanding contractual rights to repurchase, redeem or otherwise acquire any shares of Somerset Stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other person.

          5.5 BUSINESS. At all times since its incorporation, the sole business activity of Somerset REIT has been the exercise of its rights and discharge of its duties relating to its Class A Limited Partnership interest in Somerset LP, and Somerset REIT holds no material assets other than its Class A Limited Partner interest in Somerset LP.

          5.6 LITIGATION. Somerset REIT has not received notice of any action, suit or proceeding before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to its knowledge, threatened, against or affecting Somerset REIT and, to its knowledge, there is no basis for any such action, suit or proceeding. Somerset REIT has not received notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings that are pending, or, to its knowledge, threatened, against Somerset REIT.

          5.7 STOCK PPM. The information supplied by Somerset REIT for inclusion in the Stock PPM (as defined in Section 7.3) will not, at the time it is sent to Somerset REIT shareholders and at the Shareholders' Authorization Date (as defined in Section 7.2), contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein not misleading. The Stock PPM, as to information supplied by Somerset REIT, will comply in all material respects with all applicable provisions of Regulation D of the Securities Act.

          5.8 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. No shareholder of Somerset REIT is a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate within the meaning of Section 1445 of the Code.

          5.9 TAXES. Attached hereto as SCHEDULE C are copies of all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and all amended tax returns relating to Taxes (as defined below) (collectively, "TAX RETURNS") that are required by applicable law to be filed by Somerset REIT prior to or as of the date hereof. "TAXES" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.
All such Tax Returns and amendments thereto are true, complete and correct in all material respects.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

          Each of the Buyers hereby represents and warrants to the Sellers, as follows:

          6.1  ORGANIZATION AND QUALIFICATION.

               (a) AIMCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. AIMCO QRS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Each of AIMCO and AIMCO QRS has its principal place of business in the State of Colorado and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of AIMCO and AIMCO QRS is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

               (b) AIMCO OP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Colorado, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. AIMCO OP is duly qualified or licensed as a foreign limited partnership in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by AIMCO OP makes such qualification or licensing necessary.

          6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Buyer has all necessary corporate or partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Buyer and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action and no other proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Buyer and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal, valid and binding obligation of such Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          6.3 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which such Buyer is a party or by which it is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over it.

          6.4 LITIGATION. AIMCO has not received notice of any material action, suit or proceeding before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to its knowledge, threatened, against or affecting AIMCO and, to its knowledge, there is no basis for any such action, suit or proceeding. AIMCO has not received notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings that are pending, or, to its knowledge, threatened, against AIMCO.


                                   ARTICLE VII

                                    COVENANTS

          7.1 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall give prompt notice to the other parties hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          7.2  SHAREHOLDER APPROVALS.

               (a) The Board of Directors of Somerset REIT shall recommend that the shareholders of Somerset REIT approve this Agreement and the Merger. Somerset REIT shall solicit written consents without a meeting from its shareholders authorizing the Merger as promptly as practicable. The date on which Somerset REIT receives such consents from the requisite number of shareholders is hereinafter referred to as the "SHAREHOLDERS' AUTHORIZATION DATE."

               (b) AIMCO, as the sole shareholder of AIMCO QRS, shall execute a written consent and take such other action as may be required to approve this Agreement and the Merger.

          7.3  STOCK PPM.

               (a) As promptly as practicable after the execution of this Agreement, AIMCO and Somerset REIT shall prepare a private placement memorandum relating to the issuance of AIMCO Stock pursuant to the Merger and the solicitation of written consents without a meeting from Somerset REIT's shareholders authorizing the Merger (the "STOCK PPM"). Somerset REIT shall furnish to AIMCO all information concerning Somerset REIT as AIMCO may reasonably request in connection with the preparation of the Stock PPM. Each of AIMCO and Somerset REIT shall cause the Stock PPM to comply as to form in all material respects with the applicable provisions of Regulation D under the Securities Act.

               (b) Somerset REIT shall cause the information supplied by it for inclusion in the Stock PPM not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time the Stock PPM (or any amendment or supplement thereto) is first mailed to the shareholders of Somerset REIT or at the Shareholders' Authorization Date. If, at any time prior to the Shareholders' Authorization Date, any event or circumstance relating to Somerset REIT is discovered by Somerset REIT that should be set forth in an amendment or a supplement to the Stock PPM, Somerset REIT shall promptly inform AIMCO thereof.

               (c) AIMCO shall cause the Stock PPM (excluding information relating to Somerset REIT) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time the Stock PPM (or any amendment or supplement thereto) is first mailed to the shareholders of Somerset REIT or at the Shareholders' Authorization Date.

          7.4 COMPLIANCE WITH SECURITIES LAWS. AIMCO shall take all or any action required under any applicable Federal or state securities laws in connection with the issuance of shares of AIMCO Stock pursuant to the Merger and the issuance of OP Units pursuant to the Contribution.

     7.5 EXECUTION OF REGISTRATION RIGHTS AGREEMENTS. AIMCO and Somerset REIT shall execute and deliver the Registration Rights Agreement in the form of EXHIBIT C-1 hereto (the "SHAREHOLDER REGISTRATION RIGHTS AGREEMENT") prior to the Effective Time. AIMCO and the Partners who are to receive OP Units in the Contribution shall execute and deliver the Registration Rights Agreement in the form of EXHIBIT C-2 hereto (the "UNITHOLDER REGISTRATION RIGHTS AGREEMENT") prior to the Effective Time.

     7.6 CAPITAL EXPENDITURES. The Managing General Partner shall not, after the date hereof, approve or permit capital expenditures relating to the Property, other than normal recurring capital expenditures not in excess of $10,000 per month, without the prior written consent of Somerset REIT.

     7.7 PAYMENT OF DISPOSITION FEE. As soon as practicable after the Effective Time, the Buyers shall cause Somerset LP to pay the Disposition Fee to the Corporate General Partner and the Managing General Partner.

     7.8 DETERMINATION OF NET WORKING CAPITAL. At least five business days prior to the Closing Date, the Buyers shall provide Somerset REIT with an estimate of Somerset LP's positive net working capital balance as of a proposed Closing Date, taking into account all payments of fees, allocations of income, gain and loss and distributions required to be made as of the Closing Date pursuant to the Partnership Agreement of Somerset LP, including distributions pursuant to Section 7.11. If Somerset REIT does not object to the Buyer's estimate prior to the Closing Date, such amount shall be the "NET WORKING CAPITAL." If Somerset REIT objects to the Buyers' estimate and the Buyers and Somerset REIT are unable to agree to an amount within five business days, then the Buyers and Somerset REIT shall, within five business days thereafter, mutually agree on a nationally-recognized accounting firm to determine Somerset LP's positive net working capital balance as of a proposed Closing Date. The determination of such accounting firm shall then be the "NET WORKING CAPITAL."

     7.9 FURTHER ACTION, REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the Contribution, including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Federal, state and local governmental and regulatory agencies, authorities, commissions and instrumentalities ("GOVERNMENTAL ENTITIES") and all shareholders and partners of, and parties to contracts with, any of the Buyers, the Sellers or Somerset LP, in each case, as are necessary or desirable for the consummation of the Merger and the

Contribution. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Buyers and the Sellers shall use their reasonable best efforts to take
all such action.   Each party shall use its reasonable best efforts not to
take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     7.10 CONDUCT OF BUSINESS OF SOMERSET REIT PENDING THE MERGER. Somerset REIT covenants and agrees that, except as expressly permitted or contemplated by this Agreement, until the Effective Time, unless AIMCO shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section 7.10, Somerset REIT shall conduct its operations and business in the ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Effective Time, without the prior written consent of AIMCO, Somerset REIT will not: (a) amend or modify its articles of incorporation or bylaws; (b) issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any shares of its capital stock, any debt or any securities convertible into or exchangeable for capital stock;
(c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock (including any options with respect to its capital stock and any security convertible or exchangeable into its capital stock); (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except as provided in Section 7.11 of this Agreement), or subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock;
(e) incur or become contingently liable with respect to any indebtedness or guarantee any such indebtedness or issue any debt securities or incur any obligation or liability; (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity; (g) mortgage or otherwise encumber or subject to any lien any of its properties or assets; or (h) authorize any of, or commit or agree to take any of, the foregoing actions.

     7.11  DIVIDENDS AND DISTRIBUTIONS.

           (a) Prior to the Effective Time, Somerset REIT shall pay cash dividends to its shareholders with respect to its taxable year beginning on January 1, 1996 and ending on the Closing Date, in an amount at least equal to its "REIT taxable income" as defined in Section 857(b)(2) of the Code (but without taking into account the deduction for dividends paid) for such taxable year; provided, however, that Somerset REIT shall only be obligated to pay dividends to its shareholders to the extent that it receives distributions from Somerset LP pursuant to Section 7.11(b).

           (b) Prior to the Effective Time, the Managing General Partner and the Corporate General Partner shall cause Somerset LP to make distributions to its Partners in an aggregate amount equal to their best estimate of Cash From Operations (as defined in the Agreement of Limited Partnership of Somerset LP) for the period from January 1, 1995 through the Closing Date, but only to the extent that such Cash From Operations has not previously been distributed to Partners of Somerset LP.

     7.12 ACCESS TO BOOKS AND RECORDS. Prior to the Effective Time, Somerset REIT shall provide AIMCO with copies of, or access to, all of its books and records.

     7.13 TAX-FREE REORGANIZATION. None of the parties hereto shall take, or cause to be taken, any action that would prevent the Merger from being treated as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.14  TAX CERTIFICATES.

           (a) In order to ensure that the Merger is treated as a "reorganization" within the meaning of Section 368(a) of the Code, prior to the Effective Time, Somerset REIT shall execute and deliver to AIMCO a certificate (the "SOMERSET REIT CONTINUITY CERTIFICATE"), in form and substance reasonably satisfactory to AIMCO, to the effect that the management of Somerset REIT has not been informed of any plan or intention on the part of the shareholders of Somerset REIT to sell, exchange or otherwise dispose of a number of shares of AIMCO Stock to be received pursuant to the Merger that would reduce the collective ownership of AIMCO Stock by all former Somerset REIT shareholders to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all of the formerly outstanding shares of Somerset Stock as of such time.

           (b) Somerset REIT shall use its best efforts to cause each holder of 1% or more of the outstanding shares of Somerset Stock immediately prior to the Effective Time to execute and deliver to AIMCO, prior to the Effective Time, a certificate (each, a "SHAREHOLDER CONTINUITY CERTIFICATE"), in form and substance reasonably satisfactory to AIMCO, indicating that such shareholder will not sell more than 50% of the AIMCO Stock received by it in the Merger for a period of two years.

           (c) Each Seller shall execute and deliver to AIMCO, prior to the Effective Time, a certificate (each, a "FIRPTA CERTIFICATE"), consistent with the requirements of Section 1445(b)(2) of the Code and in form and substance reasonably satisfactory to AIMCO, to the effect that such Seller is not a foreign person and containing the Seller's tax identification number and address.

           (d) Somerset REIT shall execute and deliver to AIMCO, immediately prior to the Effective Time, a certificate (the "DOMESTIC REIT CERTIFICATE"), in form and substance reasonably satisfactory to AIMCO, to the effect that Somerset REIT is, as of the Effective Time, and has been at all times since its formation in 1993, a "domestically controlled REIT" within the meaning of
Section 897(h)(4)(B) of the Code.

     7.15 AMENDMENT OF PARTNERSHIP AGREEMENT. Prior to the Effective Time, the Sellers shall amend the Partnership Agreement of Somerset LP to the extent necessary to permit the transactions contemplated by this Agreement, including, without limitation, the deletion of Sections 10.1.1, 10.1.4, 10.7, 11.1.1, 17.2 and 17.5.1 thereof or the amendment of such provisions on terms that are satisfactory to AIMCO.

     7.16 FINANCIAL STATEMENTS OF SOMERSET REIT. If any shareholders of Somerset REIT have not approved the Merger, prior to the Effective Time, Somerset REIT shall provide AIMCO with (a) a balance sheet of Somerset REIT as of the latest available date and not more than 10 months prior to the date of the Effective Time, (b) a profit and loss statement of Somerset REIT for the 12-month period ended as of the date of such balance sheet, and (c) such other financial and other information as AIMCO may reasonably require in order for the Surviving Corporation to comply with the provisions of Florida law relating to dissenters' rights in connection with the Merger.

                             ARTICLE VIII

                         CONDITIONS TO CLOSING

     8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER AND THE CONTRIBUTION. The respective obligations of each party to this Agreement to effect the Merger and the Contribution, to the extent each is a party to such transaction, shall be subject to the following conditions:

           (a) BOARD APPROVALS. The Board of Directors of AIMCO and the Board of Directors of Somerset REIT shall have approved this Agreement and the Merger.

           (b) SOMERSET REIT SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the shareholders of Somerset REIT, in accordance with the FBCA and all other applicable laws.

           (c) GOVERNMENTAL APPROVALS. All consents, approvals and action of Governmental Entities required to permit the consummation of the Merger and the Contribution shall have been obtained or made, free of any condition that would have a material adverse effect on AIMCO or Somerset LP, and all required authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been obtained or filed or shall have occurred. AIMCO and AIMCO OP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the AIMCO Stock in the Merger and the OP Units in the Contribution.

           (d) NO INJUNCTIONS. No action shall have been taken, and no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded or otherwise make inapplicable), by any court or Governmental Entity which prohibits the consummation of the transactions contemplated by this Agreement.

           (e) NO RESTRAINING ORDERS. No court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger or the Contribution which has not been lifted (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

           (f) NET WORKING CAPITAL DETERMINATION. The amount of Net Working Capital shall have been determined pursuant to Section 7.8.

     8.2 CONDITIONS TO OBLIGATIONS OF THE BUYERS TO EFFECT THE MERGER AND THE CONTRIBUTION. The obligations of the Buyers to effect the Merger and the Contribution are subject to the satisfaction of the following conditions, unless waived by the Buyers:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained herein (including Articles III, IV and V) shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date) or except as contemplated by this Agreement).

           (b) COVENANTS. The Sellers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

           (c) SELLERS' CERTIFICATES. Each of the Sellers shall have delivered to AIMCO a certificate, dated the Closing Date and, if the Seller is a corporation, signed by its President, certifying as to its compliance with Sections 8.2(a) and (b).

           (d)  TITLE REPORT.  AIMCO OP shall have obtained the following:
(a) an extended coverage preliminary title report (the "PTR") relating to the Property, issued by Stewart Title Guaranty Company (in such capacity, the "TITLE COMPANY"), together with legible copies of all documents referenced as exceptions therein (the "UNDERLYING DOCUMENTS"); and (b) a current or currently updated as-built American Land Title Association survey of the Property (the "SURVEY"), in form reasonably satisfactory to

AIMCO OP and the Title Company, prepared and certified to AIMCO OP, the Title Company, the Sellers and such other persons or entities as AIMCO OP may, in its discretion, request, by a surveyor licensed in the State of Utah, showing all improvements, all recorded or visible easements, all roads, all utilities, the number of parking spaces, access to and from the land, and drainage ditches, set-back lines, protrusions, encroachments, and recorded or visible encumbrances affecting the same.

           (e) TITLE TO PROPERTY. As of the Closing Date, Somerset LP shall have fee simple title to the Property, subject only to the Permitted Exceptions, including the lien of that certain Amended and Restated Deed of Trust Including Security Agreement, Assignment of Leases and Rents and Fixture Filing (the "DEED OF TRUST"), made by Somerset LP in favor of Brazos Partners, L.P., a Delaware limited partnership ("BRAZOS"), dated as of September 1, 1993 (the Deed of Trust and related loan documents, collectively, the "MORTGAGE"), which secures the obligations of Somerset LP under the Note. As used herein, "MORTGAGEE" refers to Brazos or, in the event that there is a successor to Brazos's interest in the Mortgage as of the Closing Date, such successor.

           (f) TITLE POLICY. The Title Company shall have indicated to AIMCO OP that, as of the Closing Date, it is prepared and irrevocably committed to issue to Somerset LP an American Land Title Association extended coverage owner's policy of title insurance in favor of Somerset LP for the Property in the amount designated by AIMCO OP showing fee title to the Property vested in Somerset LP, with those endorsements reasonably requested by AIMCO OP, including, without limitation, a non-imputation endorsement, subject only to the Permitted Exceptions (the "OWNER'S TITLE POLICY").

           (g) MORTGAGEE CONSENT. AIMCO OP shall have obtained the Mortgagee's written consent (the "MORTGAGEE CONSENT") to the Merger and the Contribution.

           (h) INVESTOR QUESTIONNAIRES. Each of the shareholders of Somerset REIT shall have completed, executed and delivered to AIMCO an Investor Questionnaire, and no more than 35 shareholders of Somerset REIT shall have indicated therein that they are not Accredited Investors.

           (i) INVESTOR CERTIFICATES. Each of the Sellers (other than Somerset REIT) and each of the Contributing Partners shall have completed, executed and delivered to AIMCO an Investor Certificate.

           (j) CONTINUITY CERTIFICATE. Somerset REIT shall have delivered to AIMCO the Somerset REIT Continuity Certificate.

           (k) FIRPTA CERTIFICATES. Each of the Sellers, the Contributing Partners and the holders of at least 50% of the outstanding shares of Somerset Stock shall have delivered to AIMCO a FIRPTA Certificate.

           (l) DOMESTIC REIT CERTIFICATE. Somerset REIT shall have delivered to AIMCO the Domestic REIT Certificate.

           (m) ASSIGNMENT OF PARTNERSHIP INTERESTS. Each Seller (other than Somerset REIT) and each of the Contributing Partners shall have delivered to AIMCO OP, at least two business days prior to the Closing Date, an executed Assignment and Assumption of Partnership Interest in the form of EXHIBIT D-1, in the case of the Sellers, and in the form of EXHIBIT D-2, in the case of any Contributing Partners, in each case, completed to the reasonable satisfaction of AIMCO OP.

           (n) AMENDMENT OF PARTNERSHIP AGREEMENT. Each of the Sellers shall have executed and delivered to each other and to AIMCO OP an amendment to the Partnership Agreement of Somerset LP that satisfies the requirements of Section 7.15 hereof.

           (o) PROOF OF AUTHORITY. Each of those Sellers that is a corporation, partnership, trust or limited liability company shall have delivered to the Buyers proof of such corporate, partnership, trust or limited liability company authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of such Seller to act for and bind it as may be reasonably required by the Buyers or the Title Company.

           (p) ACKNOWLEDGMENT. Each Seller (other than Somerset REIT) and each Contributing Partner shall have delivered executed counterparts of the Acknowledgment and Acceptance of Admission of Limited Partner substantially in the form attached hereto as EXHIBIT E.

           (q) BOOKS AND RECORDS. Somerset REIT shall have delivered to AIMCO all of its books and records, including, without limitation, all records of all proceedings of and actions taken by, its shareholders and board of directors, and all records relating to the issuance and transfer of Somerset Stock.

           (r) OTHER. The Sellers shall have delivered to the Buyers such other documents and instruments, signed and properly acknowledged by the Sellers, if appropriate, as may be reasonably required by the Buyers or the Title Company, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

     8.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS TO EFFECT THE MERGER AND THE CONTRIBUTION. The obligations of the Sellers to effect the Merger and the Contribution are subject to the satisfaction of the following conditions, unless waived by the Sellers:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyers contained herein shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date or except as contemplated by this Agreement).

           (b) COVENANTS. The Buyers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

           (c) AIMCO CERTIFICATE. AIMCO shall have delivered to Somerset REIT a certificate dated the Closing Date and signed by its President or any Vice President, certifying as to the Buyer's compliance with Sections 8.3(a) and (b).

           (d) REGISTRATION RIGHTS AGREEMENTS. AIMCO shall have executed and delivered the Shareholder Registration Rights Agreement and the Unitholder Registration Rights Agreement.

           (e) OTHER. The Buyers shall have delivered such other documents and instruments, properly signed and acknowledged if appropriate, as reasonably may be required in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

                              ARTICLE IX

                  TERMINATION, WAIVER AND AMENDMENT

     9.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the respective shareholders of AIMCO QRS and Somerset REIT:

           (a)  by the mutual written consent of AIMCO and Somerset REIT;

           (b) by AIMCO or Somerset REIT if (i) any Governmental Entity, the consent of which is a condition to the obligations of the Buyers and the Sellers to consummate the Merger and the Contribution, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful or (ii) any court of competent jurisdiction shall have issued an order, judg-ment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

           (c) by AIMCO if the requisite approval of the shareholders of Somerset REIT shall not have been obtained within 60 days after AIMCO provides the Stock PPM to Somerset REIT;

           (d) by AIMCO if (i) there has been a material breach by the Sellers of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (ii) the Board of Directors of AIMCO shall have determined not to approve the transactions contemplated by this Agreement;

           (e) by Somerset REIT if there has been a material breach by the Buyers of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach;

           (f) by AIMCO if all or any material portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated); and

           (g) by AIMCO if any material part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty.

     9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by AIMCO or Somerset REIT as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Buyers, the Sellers or their respective officers or directors; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall survive such termination unimpaired.

     9.3 AMENDMENT OR SUPPLEMENT. At any time before or after approval of this Agreement by the shareholders of Somerset REIT and prior to the Effective Time, this Agreement may be amended or supplemented in writing by AIMCO and Somerset REIT with respect to any of the terms contained in this Agreement, except that (a) following approval by the shareholders of Somerset REIT there shall be no amendment or supplement which by law requires further approval by such shareholders without further approval by the shareholders of Somerset REIT, and (b) no amendment or supplement may impose any additional obligation on, or alter the consideration to be received by, any Seller without the written consent of such Seller.

     9.4 EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Effective Time, AIMCO, on behalf of the Buyers, and Somerset REIT, on behalf of the Sellers, may:

           (a) extend the time for the performance of any of the obligations or acts of the Sellers or the Buyers, as the case may be;

           (b) waive any inaccuracies in the representations and warranties of the Sellers or the Buyers, as the case may be, contained herein or in any document delivered pursuant hereto; or

           (c) waive compliance with any of the agreements or conditions of the Sellers or the Buyers, as the case may be, contained herein; PROVIDED, HOWEVER, that no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                               ARTICLE X

                       MISCELLANEOUS PROVISIONS

     10.1 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its principles of conflicts of law.

     10.2  ENTIRE AGREEMENT.   This Agreement, including the exhibits and
schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

     10.3 MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.4 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered or certified mail, or by Federal Express (or other reputable overnight delivery service):

           if to AIMCO, AIMCO OP or AIMCO QRS, to it at:

               510 West Sixth Street, Suite 1000
               Los Angeles, California  90014
               Attention:  Mr. Peter K. Kompaniez
               Telephone:  (213) 680-2936

               and

               1873 South Bellaire Street, 17th Floor
               Denver, Colorado  80222-4348
               Attention:  Mr. Harry Alcock
               Telephone:  (303) 757-8600

           if to the Managing General Partner, to it at:

               1873 South Bellaire Street, 17th Floor
               Denver, Colorado  80222-4348
               Attention:  Mr. Steven Ira
               Telephone:  (303) 757-8600

           if to Somerset REIT, the Special Limited Partner, or the Corporate General Partner, to it at:

               880 Carillon Parkway
               St. Petersburg, Florida  33716
               Attention: Mr. Todd Sheets
               Telephone:  (813) 573-3800

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given when received.

     10.5 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party; provided, however, that if the Merger and the Contribution are consummated, the Buyers will pay all real estate and other closing costs and costs associated with the issuance of AIMCO Stock and OP

Units, other than costs, if any, the payment of which by the Buyers would constitute "boot" or "additional consideration" for purposes of Section 356(a) of the Code.

     10.6 ASSIGNMENT. No party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

     10.7 SURVIVAL. All representations, warranties and agreements contained in this Agreement (other than the representations and warranties of Somerset REIT set forth in Article V) shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     10.8 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

     10.9 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of Section 10.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     10.10 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     10.11 HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

     10.12 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

     10.13 CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

     10.14 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

     10.15 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

     10.16 BROKERS. The parties hereby represent, warrant to and agree with each other that they have not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation shall or may become due or payable in connection with the transaction contemplated hereby. The Sellers shall indemnify, defend and hold the Buyers harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by the Buyers by reason of any breach or inaccuracy of the representation, warranty and agreement of the Sellers contained in this Section. The Buyers shall indemnify, protect, defend and hold the Sellers harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by the Sellers by reason of any breach or inaccuracy of the representation, warranty and agreement of the Buyers contained in this Section. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

     10.17 DISSENTERS' RIGHTS. To the extent that any holder of Somerset Stock possesses and exercises dissenter's rights or appraisal rights, if any, under state law, any cash or other consideration paid to such holder shall be paid by Somerset REIT or the Surviving Corporation and will not be paid or funded, directly or indirectly, by the Buyers.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          APARTMENT INVESTMENT
                                          AND MANAGEMENT COMPANY,
                                          a Maryland corporation


                                          By:     /s/ PETER KOMPANIEZ
                                             ---------------------------------
                                             Name:  Peter Kompaniez
                                             Its:   Vice Chairman


                                          AIMCO SOMERSET, INC.,
                                          a Florida Corporation


                                          By:    /s/ Peter Kompaniez
                                             ---------------------------------
                                             Name: Peter Kompaniez
                                             Its:  Vice Chairman and Executive
                                                   Vice President


                                          AIMCO PROPERTIES, L.P.,
                                          a Delaware limited partnership

                                          By:  AIMCO-GP, Inc.,
                                               its general partner

                                               By:     /s/ Peter Kompaniez
                                                  ----------------------------
                                                  Name:  Peter Kompaniez
                                                  Its:   Vice President


                                          SOMERSET REIT, INC.,
                                          a Florida corporation


                                          By:     /s/ Todd Sheets
                                             ---------------------------------
                                             Name:  Todd Sheets
                                             Its:   President

                                          RJ HOLDINGS, LTD.
                                          a Florida limited partnership


                                          By:    RJ Partners, Inc.,
                                             ---------------------------------
                                               a Florida corporation,
                                               its general partner

                                                 By: /s/ Francis S. Godbold
                                                    --------------------------
                                                    Name:  Francis S. Godbold
                                                    Its:  President


                                          SOMERSET PAM PARTNERSHIP,
                                          a Colorado general partnership


                                          By:  Property Asset Management, LLC,
                                             ---------------------------------
                                               Limited Liability Company, a
                                               Colorado limited liability
                                               company, its general partner

                                                By:     /s/ Steven Ira
                                                  ----------------------------
                                                  Name:  Steven Ira
                                                  Its:   Chief Manager


                                          RJ EQUITIES, INC.,
                                          a Florida corporation



                                          By:     /s/ Todd Sheets
                                             ---------------------------------
                                             Name:  Todd Sheets
                                             Its:   Vice President

                                 SCHEDULE A

                        DESCRIPTION OF THE PROPERTY


             That certain real property located in Salt Lake County, State of Utah, more specifically described as follows:

          Beginning at a point South 89 DEG. 52'15" West 53.00 feet from the Northeast corner of the Southwest Quarter of Section 34, Township 1
     South, Range 1 West, Salt Lake Base and Meridian, running thence South 0 DEG. 0 DEG. 1'15" East 339.94 feet; thence South 89 DEG. 55'47" West 874.92 feet; thence South 25 DEG. West 716.22 feet; thence South 89 DEG. 59'18" West 88.67 feet; thence South 0 DEG. 01'15" East 340.00 feet; thence
     South 89 DEG. 59'18" West 282.60 feet; thence North 32 DEG. West 248.71 feet; thence North 375.00 feet; thence North 16 DEG. West 380.00 feet; thence North 374.98 feet; thence North 89 DEG. 52'15" East 1785.17 feet to the point of beginning.

          Less and excepting therefrom the following: Beginning at a point South 89 DEG. 52'15" West 53.00 feet from the Northeast corner of the Southwest quarter of Section 34, Township 1 South, Range 1 West, Salt Lake Base and Meridian, running thence South 0 DEG. 01'15" East 80.17 feet; thence South 89 DEG. 52'15" West 91.75 feet to a point of a 390.00 foot radius curve to the right, the radius point of which bears North 0 DEG. 07'45" West; thence Northwesterly along the arc of said curve
     113.07 feet through a central angle of 16 DEG. 36'42" to a point of a
     572.5 foot radius curve to the left, the radius point of which bears South 16 DEG. 28'57" West; thence Northwesterly along the arc of said curve 165.98 feet through a central angle of 16 DEG. 36'42" to a point of tangency; thence South 89 DEG. 52'15" West 1418.19 feet; thence North
     40.00 feet; thence North 89 DEG. 52'15" East 1785.17 feet to the point of beginning.

          Together with a non-exclusive easement for ingress and egress for pedestrian and vehicular traffic over, on and across the following described land: Beginning at a point South 0 DEG. 01'15" East 500.43 feet and South 89 DEG. 58'45" West 53.00 feet from the Northeast corner of the Southwest Quarter of Section 34, Township 1 South, Range 1 West, Salt Lake Base and Meridian, running thence South 0 DEG. 01'15" East
     50.00 feet; thence South 89 DEG. 58'45" West 80.00 feet; thence Northwesterly 240.90 feet along the arc of a 225.00 foot radius curve to the right (long chord bears North 59 DEG. 20'52" West 229.56 feet); thence Northwesterly 88.47 feet along the arc of an 82.56 foot radius curve to the left (long chord bears North 59 DEG. 22'22" West 84.30 feet); thence South 89 DEG. 55'47" West 548.31 feet; thence North 25 DEG. East 55.19 feet; thence North 89 DEG. 55'47" East 669.92 feet; thence South

     0 DEG. 01'15" East 107.68 feet; thence Southeasterly 139.24 feet along the arc of a 175.00 foot radius curve to the left (long chord bears South 67 DEG. 13'36" East 135.60 feet); thence North 89 DEG. 58'45" East
     80.00 feet to the point of beginning.

                                   SCHEDULE B

                    SOMERSET UTAH, L.P. PARTNERSHIP INTERESTS

SOMERSET UTAH, L.P. PARTNERS                      PERCENTAGE INTEREST
- ----------------------------                      -------------------
Somerset REIT, Inc.                                      70.0%

RJ Holdings, Ltd.                                        16.17%

Somerset PAM Partnership                                  8.33%

RJ Equities, Inc.                                         0.50%

Class B Limited Partners:

  Fred Tripp                                              1.545%

  Bill Chatfield                                          0.7%

  Jim Hemphill                                            0.45%

  Steve Duncan                                            0.335%

  Pat Sullivan                                            0.335%

  Jack Harmon                                             0.31%

  Sally Law                                               0.31%

  Christopher Morson                                      0.28%

  Mark Smith                                              0.225%

  Margaret Staner                                         0.17%

  Chuck Ballou                                            0.17%

  Joe Castro                                              0.17%

                                   SCHEDULE C

                          TAX RETURNS OF SOMERSET REIT

                                                               EXHIBIT A

                             INVESTOR QUESTIONNAIRE

                                                                   EXHIBIT B

                              INVESTOR CERTIFICATE


     Reference is made to the Acquisition Agreement, dated as of April 30, 1996, by and among Apartment Investment and Management Company, AIMCO Somerset, Inc., AIMCO Properties, L.P., Somerset REIT, Inc., RJ Holdings, Ltd., Somerset PAM Partnership, and RJ Equities, Inc. (the "Acquisition Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Acquisition Agreement. Pursuant to Section 2.2(a) of the Acquisition Agreement, the undersigned hereby requests delivery of OP Units at the Closing in exchange for the contribution of the undersigned's Somerset Interest, as follows:

/ / Deliver the maximum number of OP Units issuable based on the undersigned's Contribution Value, as described in the Acquisition Agreement.

/ /  Deliver up to _____ OP Units and the remainder in cash.

/ /  Deliver all cash.

/ /  Other.  Please specify:
                             ---------------------------------------


- -----------------------------                ------------------------------
Date of Execution                            Taxpayer Identification Number


If the interest in Somerset Utah, L.P.       If the interest in Somerset Utah,
is held by an Individual:                    L.P. is NOT held by an Individual:


- -----------------------------                ------------------------------
Name of Individual                           Name of Entity
(Please Type or Print)                       (Please Type or Print)


                                             By:
- -----------------------------                   ----------------------------
Signature                                       Name:
                                                Title:

- -----------------------------
Name of Spouse if Co-Owner
(Please type or Print)


- -------------------------------
Signature of Spouse if Co-Owner

                                                                 EXHIBIT C-1

                    SHAREHOLDER REGISTRATION RIGHTS AGREEMENT
















                                  C-1-1

                                                                 EXHIBIT C-2

                    UNITHOLDER REGISTRATION RIGHTS AGREEMENT













                                  C-2-1

                                                                 EXHIBIT D-1

           ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (SELLERS)


          This Assignment and Assumption of Partnership Interest (this "ASSIGNMENT") is entered into as of this ____ day of _____, 1996 by and between ______________________ ("ASSIGNOR"), and AIMCO Properties, L.P., a Delaware limited partnership ("ASSIGNEE"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Acquisition Agreement, dated as of April 30, 1996 (the "ACQUISITION AGREEMENT"), by and among Apartment Investment and Management Company, AIMCO Somerset, Inc., Assignee, Somerset REIT, Inc., RJ Holdings, Ltd., Somerset PAM Partnership and RJ Equities, Inc.

          WHEREAS, pursuant to that certain Agreement of Limited Partnership of Somerset Utah, L.P., dated June 10, 1993 (the "PARTNERSHIP AGREEMENT"), among Somerset PAM Partnership, RJ Equities, Inc., Somerset REIT, Inc., RJ Holdings, Ltd. and the Class B Limited Partners (as defined therein), Assignor is a partner in Somerset Utah, L.P., a Colorado limited partnership ("Somerset LP"), and owns the partnership interest in Somerset LP set forth on SCHEDULE A hereto opposite Assignor's name (Assignor's "SOMERSET INTEREST");

          WHEREAS, pursuant to Article II of the Acquisition Agreement, immediately after the Merger is consummated, Assignor has agreed to contribute, and Assignee has agreed to accept from Assignor, Assignor's Somerset Interest in exchange for OP Units and/or cash, as provided therein; and

          WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, all of Assignor's right, title and interest in and to Assignor's Somerset Interest, on the terms and conditions set forth herein and in the Acquisition Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1. Assignor hereby represents and warrants to Assignee and the other Buyers that Assignor is the lawful owner of and has good title to Assignor's Somerset Interest; that Assignor has the full right and authority to execute this Assignment; and that Assignor's Somerset Interest is free and clear of all liens or encumbrances of any kind or character whatsoever, other than liens in favor of Assignee.

          2. In consideration of the transfer to Assignor of OP Units and/or cash pursuant to the Acquisition Agreement, Assignor hereby unconditionally and




                                  D-1-1
irrevocably transfers, assigns and sets over to Assignee all of Assignor's right, title and interest in and to Assignor's Somerset Interest, including, without limitation, (i) all of Assignor's interest in the capital of Somerset LP and Assignor's interest in all profits and distributions of any kind to which Assignor shall at any time be entitled in respect of its Somerset Interest; (ii) all other payments, if any, due or to become due to Assignor in respect of Assignor's Somerset Interest, under or arising out of the Partnership Agreement of Somerset LP, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement of Somerset LP or Assignor's ownership of its Somerset Interest; and (iv) all present and future claims, if any, of Assignor against Somerset LP or its general partners under or arising out of the Partnership Agreement of Somerset LP for monies loaned or advanced, for services rendered or otherwise.

          3. Assignee hereby accepts Assignor's Somerset Interest and agrees to assume Assignor's obligations under the Partnership Agreement with respect to Assignor's Somerset Interest from and after the date hereof.

          4. This Assignment shall take effect immediately after the Effective Time.

          5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.

          6. This Assignment shall be construed and enforced in accordance with the laws of the State of Colorado.

          7. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.




                                  D-1-2

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first written above.

                             "Assignor"


                              --------------------------------------------
                              By:                      ,
                                 ----------------------
                              Its:                     ,
                                  ---------------------

                                     By:
                                        ----------------------
                                     Name:
                                          --------------------
                                     Its:
                                         ---------------------

                             "Assignee"

                             AIMCO PROPERTIES, L.P., a Delaware
                             limited partnership

                             By:  AIMCO-GP, INC., its general partner

                                     By:
                                        ----------------------
                                     Name:
                                          --------------------
                                     Its:
                                         ---------------------










                                    D-1-3

                                  SCHEDULE A

                  SOMERSET UTAH, L.P. PARTNERSHIP INTERESTS

SOMERSET UTAH, L.P. PARTNERS                      PERCENTAGE INTEREST
- ----------------------------                      -------------------
Somerset REIT, Inc.                                        70.0%

RJ Holdings, Ltd.                                         16.17%

Somerset PAM Partnership                                   8.33%

RJ Equities, Inc.                                          0.50%

Class B Limited Partners:

  Fred Tripp                                              1.545%

  Bill Chatfield                                            0.7%

  Jim Hemphill                                             0.45%

  Steve Duncan                                            0.335%

  Pat Sullivan                                            0.335%

  Jack Harmon                                              0.31%

  Sally Law                                                0.31%

  Christopher Morson                                       0.28%

  Mark Smith                                              0.225%

  Margaret Staner                                          0.17%

  Chuck Ballou                                             0.17%

  Joe Castro                                               0.17%


                                    D-1-4

                                                                   EXHIBIT D-2

    ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (CONTRIBUTING PARTNERS)


          This Assignment and Assumption of Partnership Interest (this "ASSIGNMENT") is entered into as of this ____ day of _____, 1996 by and between ______________________ ("ASSIGNOR"), and AIMCO Properties, L.P., a Delaware limited partnership ("ASSIGNEE"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Acquisition Agreement, dated as of April 30, 1996 (the "ACQUISITION AGREEMENT"), by and among Apartment Investment and Management Company, AIMCO Somerset, Inc., Assignee, Somerset REIT, Inc., RJ Holdings, Ltd. Somerset PAM Partnership, and RJ Equities, Inc .

          WHEREAS, pursuant to that certain Agreement of Limited Partnership of Somerset Utah, L.P., dated June 10, 1993 (the "PARTNERSHIP AGREEMENT"), among Somerset PAM Partnership, RJ Equities, Inc., Somerset REIT, Inc., RJ Holdings, Ltd. and the Class B Limited Partners (as defined therein), Assignor is a partner in Somerset Utah, L.P., a Colorado limited partnership ("Somerset LP"), and owns the partnership interest in Somerset LP set forth on SCHEDULE A hereto opposite Assignor's name (Assignor's "SOMERSET INTEREST");

          WHEREAS, pursuant to Article II of the Acquisition Agreement, immediately after the Merger is consummated, Assignee has agreed to accept from each Contributing Partner such Partner's Somerset Interest in exchange for OP Unites and/or cash, as provided therein; and

          WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, all of Assignor's right, title and interest in and to Assignor's Somerset Interest, on the terms and conditions set forth herein and in the Acquisition Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1. Assignor hereby represents and warrants to Assignee and the other Buyers that Assignor is the lawful owner of and has good title to Assignor's Somerset Interest; that Assignor has the full right and authority to execute this Assignment and consummate the transactions contemplated hereby; that Assignor's Somerset Interest is owned free and clear of all security interests, liens, adverse claims, pledges, options, rights of first refusal, agreements, charges and other encumbrances of any kind or character whatsoever; that Assignor is not (and each of its shareholders or partners, if any, is not and at all times since its formation has not been) a foreign person, foreign corporation, foreign partnership, foreign trust or


                                    D-2-1
foreign estate within the meaning of Section 1445 of the Code; and that Assignor has been advised by counsel of its own selection with respect to this Assignment and the tax implications of the transactions contemplated hereby.

          2. If Assignor has elected, or will elect, to receive OP Units pursuant to Section 2.2 of the Acquisition Agreement, Assignor hereby represents and warrants to Assignee that:

               (a) Assignor is an "Accredited Investor," as such term is defined in Regulation D under the Securities Act;

               (b) Assignor has received and reviewed Assignee's Private Placement Memorandum, dated April 5, 1996, relating to OP Units;

               (c) Assignor has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of representatives of Assignee and AIMCO, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of OP Units;

               (d) Assignor acknowledges that the OP Units that will be acquired pursuant to this Assignment are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the OP Units, and any AIMCO Stock that may be issued in exchange for OP Units tendered for redemption, have not been, and may never be, registered under the Securities Act;

               (e) Assignor agrees not to offer, sell, transfer or otherwise dispose of the OP Units, or any AIMCO Stock issued in exchange for OP Units tendered for redemption, in the absence of registration under the Securities Act unless it delivers to Assignee and AIMCO an opinion of counsel reasonably satisfactory to Assignee and AIMCO, in form and substance satisfactory to Assignee and AIMCO, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws;

               (f) Assignor acknowledges that the OP Units, and any AIMCO Stock issued in exchange for OP Units tendered for redemption, will be in the form of physical certificates and that, unless and until such OP Units or AIMCO Stock shall have been registered under the Securities Act, the certificates will bear a legend to the following effect:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DIS-


                                    D-2-2

     POSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

               (g) Assignor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the OP Units and is able to bear the economic risk of a loss of an investment in the OP Units and is not acquiring any OP Units with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction.

          3. Assignor shall execute and deliver to AIMCO, prior to the Effective Time, a certificate consistent with the requirements of Section 1445(b)(2) of the Code and in form and substance reasonably satisfactory to AIMCO, to the effect that Assignor is not a foreign person and containing Assignor's tax identification number and address.

          4. Assignor hereby approves and consents to the Merger, the Contribution and all of the other transactions contemplated by the Acquisition Agreement, including, without limitation, the admission of Assignee as a general partner of Somerset LP.

          5. In consideration of the transfer to Assignor of OP Units and/or cash pursuant to the Acquisition Agreement, Assignor hereby unconditionally and irrevocably transfers, assigns and sets over to Assignee all of Assignor's right, title and interest in and to Assignor's Somerset Interest, including, without limitation, (i) all of Assignor's interest in the capital of Somerset LP and Assignor's interest in all profits and distributions of any kind to which Assignor shall at any time be entitled in respect of its Somerset Interest; (ii) all other payments, if any, due or to become due to Assignor in respect of Assignor's Somerset Interest, under or arising out of the Partnership Agreement of Somerset LP, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement of Somerset LP or Assignor's ownership of its Somerset Interest; and (iv) all present and future claims, if any, of Assignor against Somerset LP or its general partners under or arising out of the Partnership Agreement of Somerset LP for monies loaned or advanced, for services rendered or otherwise.


                                    D-2-3

     6. Assignee hereby accepts Assignor's Somerset Interest and agrees to assume Assignor's obligations under the Partnership Agreement with respect to Assignor's Somerset Interest from and after the date hereof.

     7. This Assignment shall take effect immediately after the Effective Time. Assignor acknowledges and agrees that this Assignment shall be of no force or effect if the Merger does not occur for any reason, including the termination of the Acquisition Agreement.

     8. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.

     9. This Assignment shall be construed and enforced in accordance with the laws of the State of Colorado.

     10. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.




                                 D-2-4

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first written above.

                                       "Assignor"


                                       ---------------------------------------
                                       By:
                                          --------------------------,
                                       Its:
                                           -------------------------,
                                             By:
                                                --------------------------
                                             Name:
                                                  -------------------------
                                             Its:
                                                --------------------------
                                       "Assignee"

                                       AIMCO PROPERTIES, L.P., a Delaware
                                       limited partnership

                                       By:  AIMCO-GP, INC., its general partner

                                             By:
                                                --------------------------
                                             Name:
                                                  -------------------------
                                             Its:
                                                --------------------------







                                  D-2-5

                                   SCHEDULE A

                    SOMERSET UTAH, L.P. PARTNERSHIP INTERESTS
                    -----------------------------------------

SOMERSET UTAH, L.P. PARTNERS                      PERCENTAGE INTEREST
- ----------------------------                      -------------------

Somerset REIT, Inc.                                      70.0%

RJ Holdings, Ltd.                                       16.17%

Somerset PAM Partnership                                 8.33%

RJ Equities, Inc.                                        0.50%

Class B Limited Partners:

  Fred Tripp                                            1.545%

  Bill Chatfield                                          0.7%

  Jim Hemphill                                           0.45%

  Steve Duncan                                          0.335%

  Pat Sullivan                                          0.335%

  Jack Harmon                                            0.31%

  Sally Law                                              0.31%

  Christopher Morson                                     0.28%

  Mark Smith                                            0.225%

  Margaret Staner                                        0.17%

  Chuck Ballou                                           0.17%

  Joe Castro                                             0.17%





                                   D-2-6

                                                                   EXHIBIT E

                         ACKNOWLEDGEMENT AND ACCEPTANCE
                         OF ADMISSION OF LIMITED PARTNER


          This Acknowledgment and Acceptance of Admission of Limited Partner (this "Acknowledgment") is made as of ______ __, 1996, between AIMCO-GP, Inc., a Delaware corporation ("AIMCO-GP"), and _______________ ("Admitted").
Capitalized terms used in this Acknowledgment without definition have the meanings given them in that certain First Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 (the "Partnership Agreement").

          WHEREAS, AIMCO-GP is the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership" or "AIMCO OP"), under the Partnership Agreement;

          WHEREAS, Admitted has contributed to the Partnership certain interests in Somerset Utah, L.P., a Colorado limited partnership, in exchange for Partnership Common Units; and

          WHEREAS, AIMCO-GP desires to evidence the admission of Admitted as an Additional Limited Partner in the Partnership, and Admitted desires to evidence its acceptance of such admission to the Partnership.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AIMCO-GP and Admitted hereby agree as follows:

          1. Exhibit "A" to the Partnership Agreement is hereby amended and supplemented by the addition of the line items set forth in Exhibit "A" attached to this Acknowledgment.

          2. In accordance with Sections 4.2A and 12.2.A of the Partnership Agreement, AIMCO-GP hereby admits Admitted as an Additional Limited Partner of the Partnership with the interests in the Partnership set forth in Exhibit "A" to this Acknowledgment.

          3. AIMCO-GP hereby certifies that a true and correct copy of the Partnership Agreement is annexed hereto and made a part hereof.

          4. This Acknowledgment shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives and may be relied upon by them and by other third parties.

          5. By its signature below, Admitted hereby accepts admission to the Partnership as an Additional Limited Partner and agrees to be bound by all of the provisions of the Partnership Agreement, which are incorporated herein by this reference, including without limitation the power of attorney set forth in
Section 2.4 of the Partnership Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment and the attachment counterpart signature page to the Partnership Agreement effective as of the date first written above.

AIMCO-GP:                              AIMCO-GP, INC.,
                                       a Delaware corporation



                                             By:
                                                --------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                  -------------------------



ADMITTED:                              -----------------------------------



                                             By:
                                                --------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                  -------------------------

COUNTERPART SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF JULY 29, 1994.



                                       -----------------------------------


                                             By:
                                                --------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                  -------------------------

                                   EXHIBIT A
                         PARTNERS, CONTRIBUTIONS AND
                            PARTNERSHIP INTERESTS


- ------------------------------------------------------------------------------------------------
   Name and Address of Additional   Net Agreed Value of Contributed   Partnership Common Units
          Limited Partner                      Property
- ------------------------------------------------------------------------------------------------



- ------------------------------------------------------------------------------------------------